UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                                   Amendment 7
                              File number 333-43748

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             CARSUNLIMITED.COM, INC.
                 (Name of small business issuer in our charter)


            Nevada                          6399                 11-353520-4
(State or other jurisdiction of (Primary standard industrial (I.R.S. Employer incorporation or organization) classification code number) Identification No.)

              10 Cedar Swamp Rd., Ste 8, Glen Cove, New York 11542
                                 1-877-671-5582
          (Address and telephone number of principal executive offices)

                             Anthony J. Genova, Jr.
                           10 Cedar Swamp Rd., Ste. 8
                            Glen Cove, New York 11542
                                 1-877-671-5582
               (Name, address and telephone of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION  OF  REGISTRATION  FEE

===============================================================================
Title of Each Class of      Amount      Proposed      Proposed     Amount  of
Securities  Being           Being       Maximum       Maximum      Registration
Registered                  Registered  Offering      Aggregate    Fee
                                        Price         Per Unit (1) Offering
                                                                   Price(1)
-------------------------------------------------------------------------------
Shares  of  Common  Stock  3,120,000    $0.10         $312,000     $82.37

-------------------------------------------------------------------------------
TOTAL                                                 $312,000     $82.37
===============================================================================
(1)  Estimated  for  purposes of computing the registration fee pursuant to Rule
457.


     The registrant hereby can amend the registration statement on such date or dates as necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), can determine.

     The information in this prospectus is not complete and can be changed. We may not sell these securities until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


CARSUNLIMITED.COM,  INC.

3,120,000  shares  of  Common  Stock

The registration statement of which this prospectus is a part relates to the offer and sale by our shareholders of shares of our common stock. See "description of securities."

Our common stock is not listed on any national securities exchange or the Nasdaq stock market.

The selling security holders may offer their shares at any price. We will pay all expenses of registering the securities.

These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 6.

Neither the securities and exchange commission or any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

    The  date  of  this  preliminary  prospectus  is  April  24,  2000.

                              Table of Contents

Part  I.

Item No.  Required  Item                                                    Page
-------   --------------                                                    ----

1.        Front  of  Registration  Statement  and  Outside
               Front  Cover  of  Prospectus                                   1

2.        Inside  Front  and  Outside  Back  Cover  Pages
               of  Prospectus                                                 2

3.        Summary  Information  and  Risk  Factors                            5

            -  We  have  limited  operating  history  for you to evaluate.
            -  We currently have negative working capital, limited sources of liquidity, a deficit net worth and substantial losses to date.
            -  We  are  dependent  on  key  management  personnel.
            -  We  are  in  an  intensely  competitive  industry.
            -  We  have  not  paid  any dividends and we do not anticipate doing  so  in  the  near  future.
            -  We  are  currently  controlled  by  principal stockholders, officers  and  directors.
            -  We  lack  disinterested,  independent  directors.
            -  All  marketing  will  be  done  in-house.
            -  Risks  Relating  to  the  Internet.
            -  Our business is dependent on the maintenance of the Internet infrastructure.
            -  We  risk  capacity  constraints  on  our  website.
            -  Governmental  regulation and legal uncertainties may effect our  business.

7.        Selling  Security  Holders                                          8

8.        Plan  of  Distribution                                             10

9.        Legal  Proceedings                                                 10

10.       Directors,  Executive  Officers,  Promoters  and
               Control  Persons                                              11

11.       Security  Ownership  of  Certain  Beneficial
               Owners and Management                                         12

12.       Description  of  Securities                                        12

13.       Interest  of  Named  Experts  and  Counsel                         14

14.       Disclosure  of  Commission  Position  on
               Indemnification  for Securities  Act  Liabilities             14

16.       Description  of  Business                                          14

17.       Management's  Discussion and  Analysis
               or  Plan  of  Operation                                       16

18.       Description  of  Property                                          19

19.       Certain  Relationships  and  Related  Transactions                 19

20.       Market  for  Common  Equity  and  Related  Stockholder  Matters    20

21.       Executive  Compensation                                            21

22.       Financial  Statements                                              22

Part  II  -  Information  Not  Required  in  Prospectus.

24.       Indemnification  of  Directors  and  Officers                      30

25.       Other  Expenses  of  Issuance  and  Distribution                   30

26.       Recent  Sales  of  Unregistered  Securities                        30

27.       Exhibits                                                           32

28.       Undertakings                                                       33

          Signatures                                                         34

Item  3.  Summary  Information  and  Risk  Factors

PROSPECTUS  SUMMARY

     This prospectus contains statements about our future operations, which involve risks and uncertainties. Our actual results could differ in important ways from our anticipated future operations, due to many factors, including "Risk Factors" beginning on page 6 and other factors. Because this is a summary and the information is selective, it does not contain all information that may be important to you. You should carefully read all information in the prospectus including its detailed information and the financial statements and the accompanying explanatory notes before making an investment decision.

Our  Company.

     CarsUnlimited.com, Inc. was incorporated in the State of Nevada on March 7, 2000. Our corporate address is 10 Cedar Swamp Rd., Ste. 8, Glen Cove, New York 11442, telephone - 877-671-5582, web address: We are an early development stage company with the goal to provide our users the ability to search a database that contains detailed information about the automobile industry, new and used car sales as well as a parts database and extended warranty information from around the world. Our service is intended to offer Internet users a quick and easy way to search for automobile related needs according to their interests via the Internet on our web site. We will endeavor to combine an existing dealer-direct business with the expansive potential of a new virtual storefront and portal. The website will take immediate orders for warranty products, provide a free automobile classified section for consumers and dealers with upgrades for a small fee, sell ancillary products and offer content to attract and educate the potential buyers.

Our  Business.

     In addition to direct and dealer sales, the Internet offers consumers a convenient way to learn, compare, and contrast not only new and used car prices but also insurance and warranty policies. CarsUnlimited.com intends to offer extended service contracts on new and used automobiles, and unique products for consumers that lease vehicles. Many of these products are exclusive in nature and/or territory and are new to the industry. Automobile related after market products are some of the most profitable products offered in the automobile industry. The website, is presently operational and in the process of further development.

THE  OFFERING

Common  Stock  Offered
by  Selling  Shareholders  3,120,000

Use  of  Proceeds                  We  will  not  receive  any  proceeds  from
                                   the  sale  of  the shares of common  stock.
Risk  Factors                      For  a  discussion  of  certain  factors  to
                                   consider before buying shares of our common stock, see "Risk Factors."

Dividend  Policy                   We  do  not  intend  to  pay  dividends  on
                                   our common stock. We plan to retain any earnings for use in the operations of our business and to fund future growth.


Financial  Summary  Information.

Because this is a only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information in this prospectus, including the financial statements and their explanatory notes.


                              Balance  Sheet  Data
                              --------------------
                                                            December  31,  2000
                                                            -------------------

     Total  Current  Assets                                        $   10,983
     Total  Current  Liabilities                                   $   75,336
     Total  Assets                                                 $   21,618
     Total  Liabilities                                            $   75,336
     Total  Stockholders'  (Deficit)                               $  (53,781)


     Statement of Operations Data For the Period of March 7, 2000 (Inception) to
                               December  31,  2000
                               -------------------

     Revenue                                                       $  136,991
     Operating  Expenses                                           $  702,259
     Net  (loss)                                                   $ (565,268)
     Net  (loss)  per  common  share                               $     (0.03)


Risk  Factors.

We  have  limited  operating  history  for  you  to  evaluate.

     We incorporated in the State of Nevada in March 7, 2000 and have limited operations or revenues and nominal assets. As a start-up business, we are subject to all the substantial risks inherent in the commencement of a new business enterprise with new management. There can be no assurance that we will be able to successfully continue to generate revenues, operate profitably, or make any distributions to the holders of our securities. We have limited business history for you to analyze or to aid you in making an informed judgement as to the merits of an investment in our securities. Any investment in our common stock should be considered a high risk investment because you will be placing funds at risk in an unseasoned start-up company with unforeseen costs, expenses, competition and other problems to which start-up ventures are often subject. As we are a development stage company, our prospects must be considered in light of the risks, expenses and difficulties encountered in establishing a new business in any industry.

We currently have negative working capital, limited sources of liquidity, a deficit net worth and substantial losses to date

     We require substantial capital to pursue our operating strategy and currently have limited cash for operations. Until we can obtain revenues sufficient to fund working capital needs, we will be dependent upon external sources of financing. To date, we have limited internal sources of liquidity and expect limited internal cash flow in the immediate future. We do not have any commitments to raise additional capital and there is no assurance that any additional funds needed will be available on favorable terms, if at all. We require substantial working capital to continue the funding of our business. The Company has a deficit net worth and substantial losses. Should the Company be unable to obtain the necessary working capital to continue and the Company be forced to liquidate its assets, the investors will likely lose their entire investment.

We  are  dependent  on  key  management  personnel.

     Our  success is dependent upon, among other things, the services of Anthony
J. Genova, Jr., CEO, president and director. The loss of the services of Mr. Genova, for any reason, could have a material adverse effect on our prospects. We do not have an employment agreement or key man life insurance for Mr. Genova. The expansion of our business will place further demands on existing management and future growth and profitability will depend, in part, on our ability to hire and retain necessary management personnel to operate the business. There is no assurance that we will be able to attract and retain the necessary experienced personnel.

We  are  in  an  intensely  competitive  industry.

     Although there are few competitors with automotive related services and products who offer the same or similar services of the type we offer, there can be no assurance that additional competitors will not enter markets that we intend to serve. We believe that our ability to compete depends on many factors both within and beyond our control.

     At this time, there are a few other websites offering similar services as those offered by CarsUnlimited.com, Inc. However, it should be expected that in the future we will compete with additional companies, many of which may have greater financial resources than our company. We can provide no assurance that we will be able to successfully compete in this market.

We have not paid any dividends and we do not anticipate doing so in the near future.

     We have paid no dividends on our common stock and we cannot assure you that we will achieve sufficient earnings to pay cash dividends on our common stock in the near future. Further, we intend to retain earnings to fund our operations. Therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We  are  currently controlled by principal stockholders, officers and directors.

     Prior to this offering, our director and executive officer, Mr. Genova, and the other directors and executive officers beneficially own approximately 83% of the outstanding common stock. This concentration of ownership may have the effect of delaying or preventing a change in control of the company. See "Management" and "Principal Stockholders."

We  lack  disinterested,  independent  directors.

     Our directors have a direct financial interest in the company as well as the other Board members and Directors.

Risks  Relating  to  the  Internet:

     The Internet industry is highly competitive, and has few barriers to entry. In its present unregulated state, the Internet has been a source for anyone who has an inclination to, to post misleading or misinformation about companies, individuals or circumstances surrounding companies or individuals associates with companies, all of which could adversely affect a Company in a variety of ways including the company's reputation or the Company's stock activity.

     Our success will depend, in part, upon the maintenance of the Internet infrastructure, as a reliable network backbone with the necessary speed, data capacity, and security. To the extent that the Internet continues to experience increased numbers of users, frequency of use, or increased requirements of users, we can provide no assurance that the Internet infrastructure will continue to be able to support the demands placed on it or that the performance or reliability of the Internet will not be adversely affected. However, it is management's belief that based upon historical evidence, that our business will evolve as does the Internet.

We  risk  capacity  constraints  on  our  website.

     A key element of our strategy is to generate a high volume of traffic on our website. Accordingly, the satisfactory performance, reliability, and availability of our website and network infrastructure will be critical to our reputation and ability to attract and retain customers and maintain adequate customer service levels. To a certain extent, but not exclusively, our revenues will depend upon the number of visitors who select customers through our website and the volume of customers that we are able to attract. Any substantial increase in the volume of traffic on our website will require us to expand and upgrade further our technology and network infrastructure. We can give no assurance that we will be able to accurately project the rate or timing of increases, if any, in the use of our website or timely expand and upgrade our systems and infrastructure to accommodate such increases. In addition, even if we are able to project such needs, we can give no assurance that we will have sufficient capital to adequately and timely expand or upgrade our systems and infrastructure.

Governmental  regulation  may  effect  our  business.

     We are not currently subject to direct regulation by any governmental agency, other than regulations applicable to businesses generally, and laws or regulations directly applicable to online commerce. However, due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution, and characteristics and quality of products and services. Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our products and services and increase our cost of doing business. Moreover, the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws to the Internet could have a material adverse effect on our business.

     The object of the Company is to be a viable, profitable entity. Should one or several of these factors be implemented or become effective, this could adversely affect the Company's objective and as such, place any investment in this offering at risk.

Item  7.  Selling  Security  Holders.

     The securities are being sold by the selling security holders named below. The table indicates that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities. The Company has 25,500,000 shares issued and outstanding and these percentages are based upon the total shares issued and outstanding.


                                               AMOUNT
                                            BENEFICIALLY         PERCENTAGE  (1)
NAME                                           OWNED                 OWNED
-----
Paul  Greco  Family  Ltd.  Partnership        735,000                    2.9%
The  Greco  Family  Ltd.  Partnership         735,000                    2.9
Nicholas  Boscia                               50,000                    *
Sandra  Allesch                               100,000                    *
Steve  Goldstein                               10,000                    *
George  M.  Greco  Sr.                         20,000                    *
Margaret  Greco                                50,000                    *
Denise  Garrambone                             25,000                    *
Paul  Greco  IRA                               25,000                    *
David  Gussaroff                               10,000                    *
Bob  Guido                                     10,000                    *
Meryl  Weisenthal                              10,000                    *
Wow  Stores.Com                                40,000                    *
Tommy  &  Rosemary  Wayman                     20,000                    *
Effie  Zak                                     20,000                    *
Anthony  Aleixo                                10,000                    *
Llila  Aronoff                                 30,000                    *
Craig  Aronoff                                 30,000                    *
Albert  Aufiero                                15,000                    *
Allen  Arber                                    5,000                    *
James  Bernardo                                40,000                    *
Richard  Barsum                                10,000                    *
Patricia  Boscia                                5,000                    *
Seth  Ben-Ezra                                 10,000                    *
Lawrence  Bender                              100,000                    *
Izhar  Brill                                   10,000                    *
Nicole  Bender                                 10,000                    *
Blue  Fin  Partners
     Attn:  Jarrod  Shaw                       30,000                    *
Mark  Cohen                                    30,000                    *
James  Capucci                                  5,000                    *
D.  David  Cohen                               20,000                    *
Barry  Calvagna                                50,000                    *
Mark  Cantisani                                10,000                    *
Christos  Demaskos                             10,000                    *
DBFF  Ventures  Corp.                          30,000                    *
Diversified  Consulting, LLC                   50,000                    *
Carolyn  Genovese                              10,000                    *
Donna  Garrambone                              10,000                    *
Phil  Garroway                                 15,000                    *
Fortunata  Haason                              10,000                    *
Warren  Heydom                                 10,000                    *
Dave  Hirsch                                   40,000                    *
Internet  Marketing  Solutions,  Inc.          30,000                    *
Peter  Janssen  IRA                            20,000                    *
Bruce  Kappel                                  10,000                    *
Richard  Levinson                              40,000                    *
Louis  F.  Morano                               5,000                    *
Gregory  J.  Amrine                            80,000                    *
Russel  Machover                              130,000                    *
Irwin  Machover                                 5,000                    *
Andrew  Machover                                5,000                    *
Jeffrey  L.  Machover                           5,000                    *
Jonathon  Machover                              5,000                    *
Andrew  McVeigh                                10,000                    *
Gregory  Mazzeo                                10,000                    *
Clyde  E.  Maddock  Jr.                        10,000                    *
Allen  Pullin                                  10,000                    *
Thomas  Paliazzolo                             10,000                    *
Nadine  Quintemo                               30,000                    *
Michael  &  Shella  Rutigliano                 15,000                    *
Craig  Redding                                 50,000                    *
Bernard  Rosen                                 10,000                    *
Michael  Saporsky                              10,000                    *
Stock  Advisor
     Attn:  Lee  Mogul                         10,000                    *
Kevin  Sherlock                                30,000                    *
Stefan  Spano                                  30,000                    *
Scott  Stackman                                10,000                    *
Jan  Stahl                                     30,000                    *
Dr.  Dorothy  Scarpinato                       10,000                    *
Estelle  Scarpinato                            10,000                    *
Michael  Sklow                                  5,000                    *
Leslie  Torino                                 10,000                    *
Jonathan  Tow                                  10,000                    *

*  Less  than  one  percent.

(a)  Assuming  all  shares  registered  are  sold.

Relationship  With  Issuer.

     None  of  the selling security holders have a relationship with the issuer.

     We intend to seek qualification for sale of the securities in those states that the securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of the security resales.

Item  8.  Plan  of  Distribution.

     A "leak out agreement", has been entered into whereby the following shareholders have agreed that their shares which are being registered herein, shall be held by the company's transfer agent and released to them on a pro rata basis of 10% each month until the shares are exhausted:

     a.) Paul Greco Family Ltd., Partnership       735,000 shares: 73,500 shares
                                                   per  month  for  10  months;
     b.) The Greco Family Ltd., Partnership        735,000 shares: 73,500 shares
                                                   per  month  for  10  months;
     c.)  Nicholas Boscia                          50,000 shares:  5,000  shares
                                                   per  month  for  10  months.

     None of the shares listed as "locked-up" under the aforementioned "leak-out agreement" have been released to the shareholders. The leak-out will not begin to become effective until the Company has been listed on the OTCBB and approved for trading, at which time, the shares will be released to the parties with a restrictive legend on each certificate noting the date the restriction can be lifted. The legend will have the following language stamped on each certificate:

               "THESE SHARES ARE SUBJECT TO A RESTRICTIVE LOCK-UP AGREEMENT AND MAY NOT BE DEPOSITED
               INTO A BROKERAGE ACCOUNT OR SOLD, ASSIGNED, PLEDGED, TRANSFERRED IN ANY WAY UNTIL AFTER (the date), AT WHICH TIME THIS LEGEND SHALL BE REMOVED BY THE TRANSFER AGENT AND THE
               SHARES MAY BE TRANSFERRED WITHOUT FURTHER LEGEND OR RESTRICTION SUBJECT HOWEVER TO FEDERAL AND STATE SECURITIES LAWS."


     The securities offered by this prospectus may be sold by the selling security holders or by those to whom such shares are transferred. We are not aware of any underwriting arrangements that have been entered into by the selling security holders. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

     Any of the selling security holders, acting alone or in concert with one another, may be considered statutory underwriters under the securities act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling securities holders provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

     In addition, the selling security holders and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the securities act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation. Should any broker-dealers used in the future to assist shareholders in distributing the securities, the prospectus would need to be revised to reflect their participation.


     The selling security holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such selling security holders, the pledgee in such a loan transaction would have the same rights of sale as the selling security holders under this prospectus. The selling security holders also may enter into exchange traded listed option transactions which require the delivery of the securities listed under this prospectus. The selling security holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling security holders under this prospectus.

     In addition to, and without limiting, the foregoing, each of the selling security holders and any other person participating in a distribution will be affected by the applicable provisions of the exchange act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling security holders or any such other person.

     There can be no assurances that the selling security holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the exchange act, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

     All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling securities holders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the selling security holders.

Item  9.  Legal  Proceedings.

     We are not aware of any pending or threatened legal proceedings, which involve the Company.

Item  10.  Directors,  Executive  Officers,  Promoters  and  Control  Persons.

(a)     Directors  and  Officers.

     Our Bylaws provide that we shall have a minimum of one director on the board at any one time. Vacancies are filled by a majority vote of the remaining directors then in office. The directors and executive officers of the Company are as follows:

NAME  AND  ADDRESS               AGE     POSITIONS  HELD
                                 ---     ---------------
ANTHONY  J.  GENOVA,  JR          41     Director,  President  &  CEO
LAWRENCE  GENOVA                  43     Director
MICHAEL  MAKROPOULOS              41     Director
JOSEPH  ("SKIP")  MARKS           44     Director/VP  of  Internet  Marketing
                                           Development
WILLIAM  QUINN                    51     Director/Treasurer,  Secretary


     The above named directors will serve as the director until our next annual shareholder meeting to be held within six months of our fiscal year's close or until a successor is elected who accepts the position. Directors are elected for one-year terms.

ANTHONY  J.  GENOVA,  JR.
     Mr. Genova has 21 years experience in the automobile industry and the banking business. He has been employed with Chemical Bank and Marine Midland Bank. His banking experience includes sales, wholesale, credit and collections. Mr. Genova also has extensive experience in the Automotive Dealership area where he was General Manager, Finance and Insurance Manager. He has also been an independent representative for dealer sales involving extended service contracts, finance, and insurance training.

LAWRENCE  GENOVA
     Mr. Genova has been in the information services profession for 20 years. He currently is a software architect and engineer for North Shore Health Systems. Mr. Genova has a strong technical background in UNIX, NT/98/95, Cisco routers, Novell as well as mainframe and mini computer installations. In addition to his strong technical skills, Mr. Genova has excellent project management that include enterprise deployment of mission critical (i.e. patient care) systems. His specific talents include system installation, customization and operating system maintenance, hardware and software networking and database server software. Mr. Genova currently consults in large multi-platform computer centers.

WILLIAM  F.  QUINN
     Mr. Quinn has been a CPA for 25. He has extensive experience in financial controls and management. Mr. Quinn is a graduate of Providence College, Rhode Island.

JOSEPH  "SKIP"  MARKS
     Mr. Marks is an innovative professional with over 20 years of increasing responsibility in sales, operations management, marketing and consulting positions with leading technology companies. After receiving a BS in Engineering from the Colorado School of Mines. Skip began his professional development at Nalco Chemical Company and then Schlumberger. After holding several management positions including Sales Manager, Regional Operations Manager, and National Business Development Manager he moved to Marketing Manager, North America for the $250 Million Production Services line for Schlumberger. While in this position, he developed Intranet and Internet Sales and technology transfer strategies and coordinated all marketing activities including product development, product roll-outs, advertising and R and D input. Currently, he is Chairman of MaxVentures, Inc. an Internet business construction company. This company focuses on formative stage-business opportunities by supplying strategic direction, business preparation, web and software architecture, valuation, financial forecasts and sales and marketing strategies. Skip has U.S. and International Patents, is nationally published, and has an MBA in Finance and Marketing from Tulane University.

MICHAEL  MAKROPOULOS
     Mr. Makropoulos contributes more than 22 years of high-tech experience. He has worked both in the U.S. and Internationally. He gained some management experience with Compaq Computer Corp. While in Europe, he successfully established Pan-Kurta European distribution and operations in the United Kingdom and Belgium for Kurta Corp. a major computer peripherals manufacturer. More recently, he was responsible for sales and channel development for a division of Xerox. Presently, Michael is Vice-Chairman of MaxVentures, an Internet business construction firm. This company focuses on emerging and second stage e-businesses opportunities by supplying strategic direction, business preparation, web and software architecture, valuation, financial forecasts and sales and marketing strategies. In addition to being nationally published, he actively participates, speaks and panels for the World Computer Law Congress, the Software Publishers Association and for the Dept. of commerce and other organizations.

(b)     Significant  Employees.
     Other than the officers and directors, there are no employees who are expected to make a significant contribution to our corporation.

(c)     Family  Relationships.
     Lawrence Genova is the brother of Anthony J. Genova, Jr., the Company's President, CEO and a director.
     The Greco family relationships are set forth in Item 17 and Item 26 herein.

(d)     Legal  Proceedings.
     No officer, director, or persons nominated for such positions and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

Item  11.  Security  Ownership  of  Certain  Beneficial  Owners  and Management.

     The following table sets forth, as of the date of this Memorandum, the number and percentage of outstanding shares of company Common Stock owned by (i) each person known to the company to beneficially own more than 5% of its outstanding Common Stock, (ii) each director, (iii) each named executive officer, and (iv) all officers and directors as a group.


Name  of  Beneficial         Number of Shares of Common            Percentage of
    Owners                   Stock Beneficially Owned               Ownership(1)
Anthony J. Genova, Jr.,
  President  &  Director          20,091,000                          78.8%
Paul  Greco  Family
  Ltd.  Partnership                  735,000                           2.9%
The  Greco  Family  Ltd.
  Partnership                        735,000                           2.9%
Michael  Makroplous,  Director       450,000                           1.8%
Joseph  Marks,  Director             450,000                           1.8%
William  Quinn,  Secretary
  &  Treasurer                       300,000                           1.2%
Lawrence  Genova                     100,000                           0.4%

Total                             21,391,000                          89.8%

(1)  Based  upon  25,500,000  issued  and  outstanding.

Item  12.  Description  of  Securities.

     The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

COMMON  STOCK.

General.
     We are authorized to issue 50,000,000 shares of common stock par value $0.001. As of February 15, 2001, there were 25,500,000 common shares issued and outstanding. All shares of common stock outstanding are validly issued and non-assessable.

Voting  Rights.
     Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Dividend  Policy.
     All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available and subordinate to the rights, if any, of the holders of outstanding shares of preferred stock. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

Miscellaneous  Rights  and  Provisions.
     Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding shares of preferred stock.

PREFERRED  STOCK.
     No  preferred  stock  has  been  authorized.

Dividends,  Voting,  Liquidation,  &  Redemption.
     Upon issuance, our Board of Directors will determine the rights and preferences of shares of preferred stock. The Board of Director's ability to issue preferred stock without further shareholder approval has the potential to delay, defer or prevent a change in control of our corporation. Moreover, the Board of Director's broad discretion in designating specific rights and preferences may have the potential to dilute or devalue the stock held by the common shareholders.

SHARES  ELIGIBLE  FOR  FUTURE  SALE.

     The 3,120,000 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act.

     In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

     Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

     As a result of the provision of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

     Upon completion of this offering, we will have outstanding an aggregate of 25,500,000 shares of our common stock. Of these shares, all of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by "affiliates" as that term is defined in Rule 144 under the Securities Act (the "Affiliates"). The remaining 22,380,000 shares of common stock held by existing stockholders are "restricted securities" as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, which rules are summarized below.

Transfer  Agent.
     The transfer agent for the shares of common stock is Olde Monmouth Transfer, 77 Memorial Parkway Ste. 2, Atlantic Highland, NJ 07716.

Item  13.  Experts.

     Our Financial Statements for the period from March 7, 2000 inception to December 31, 2000, have been included in this prospectus in reliance upon of Van Buren & Hauke, LLC, CPA's, 63 Wall Street, New York, NY 10005, independent
Certified  Public  Accountants  as  experts  in  accounting  and  auditing.

On August 7, 2000, Thomas F. Pierson, 1004 Depot Hill Rd. Ste.1e, Broomfield, Colorado 80020, Prepared A Legal Opinion Letter On Behalf Of The Company, Filed As Exhibit "5", And He Is Listed Herein As The Company's Legal Expert.

Item 14. Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

Item  16.  Description  of  Business.

Our  Business.

     In addition to direct and dealer sales, the Internet offers consumers a convenient way to learn, compare, and contrast not only new and used car prices but also insurance and warranty policies. CarsUnlimited.com will offer extended service contracts on new and used automobiles, and unique products for consumers that lease vehicles. Many of these products are exclusive in nature and/or territory and are new to the industry. Automobile related after market products are some of the most profitable products offered in the automobile industry.
The website, is presently operational and in the process of further development.

     We intend to hire independent contractors to enlist shoppers and producers of parts and cars to use our service. This strategy begins by developing a website that is user friendly, appealing to customers, informative and entertaining. Initially, this will be done by allowing producers and manufactures to be listed on our website free of charge for a limited time. Once we have established ourselves as a recognizable benefit to the industry, we will expect to charge a monthly fee.

     Next, we will endeavor to attract and hire independent contractors in areas where there is a significant amount of customers to warrant our service. We intend to hire independent contractors in these regions to locate and persuade companies to join our service free of charge for a limited time. These independent contractors will also be responsible for contacting other affiliates and list them on our website and obtaining names of clients so that we may attempt to get comments regarding the automobile industry.

     Finally, our strategy will focus on instituting an intensive marketing and promotional campaign. We believe that this, if successful, will generate a significant amount of traffic over our website. Initially, we will enter advertising agreements with on-line companies with similar target audiences. In addition, subject to adequate funding, we intend to advertise in trade journals as well as other pertinent advertising magazines. We will also set up promotional booths at trade shows and automobile related events.

Business  Development.

     CarsUnlimited.com, Inc. was incorporated in the State of Nevada on March 7, 2000. We are an early development stage company with the goal to provide our users the ability to search a database that contains detailed information about the automobile industry, new and used car sales as well as a parts database and extended warranty information from around the world. Our service is intended to offer Internet users a quick and easy way to search for automobile related needs according to their interests via the Internet on our web site located at www.CarsUnlimited.com. The company combines an existing dealer-direct business with the expansive potential of a new virtual storefront and portal. The Company is a diversified "click-and-mortar" company, providing products and services for automobile owners, potential owners, and manufacturers through multiple distribution and marketing channels including the Internet and direct sales. Many of these products and services are exclusive or niche products marketable in 45 states. The website will take immediate orders for warranty products, provide a free automobile classified section for consumers and dealers, sell ancillary products and offer content to attract and educate the potential buyers.

     The company development involves the creation of a division focused on supplying parts that assist truck and automobile manufacturers. After careful study and utilizing the expertise and network of the management team, the Company intends to develop a specialized business sub-contracting the manufacture of tool hardware, repair parts and perishable parts for automatic screw machines. These large, electronically controlled lathes manufacture 75% of the OEM (Original Manufacturers Equipment) parts that go into the assembly of trucks and automobiles. The customers are the large automobile manufacturers and the contractors that provide parts for assembly.

     We will consider the viability of acquiring new and pre-owned car dealerships to serve as outlets to support the consumer consignment business and the overall company development. These dealerships should increase in demand as consumers shift their auto and truck buying focus to the Internet.

     The short-term goal of the Company is to blend the existing dealer direct sales business with a new Internet e-commerce presence. Using established relationships and expertise, management believes that revenues will grow using a combination of multiple distribution channels, exclusive products, and aggressive Internet marketing.

Competitive  Business  Conditions.

     The market for commercial uses of the Internet are new and rapidly evolving, and competition is expected to increase significantly in these markets, as barriers to entry are relatively insubstantial. We believe that our ability to compete depends on many factors both within and beyond our control, including the following:

          -  the  timing  and  market  acceptance  of  our  business  model;

          - the effectiveness of our website in attracting potential customers for our products;

          - the number and types of strategic relationships we enter into (including e-commerce partnerships); and our marketing efforts.

     It should be expected that in the future we will compete with additional companies, many of which may have greater financial resources than our company. We can provide no assurance that we will be able to successfully compete in this market.

Sources  and  Availability  of  Raw  Material.

     As of the date of this prospectus, we have no raw materials nor suppliers of raw materials.

Government  Regulation  Issues.

     We are not now affected by direct government regulation, generally and laws or regulations directly applicable to commerce on the Internet. However, due to increasing usage of the Internet, a number of laws and regulations may be adopted relating to the Internet, covering user privacy, pricing, and characteristics and quality of products and services. Furthermore, the growth and development for Internet commerce may prompt more stringent consumer protection laws imposing additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for Internet services and increase the cost of doing business on the Internet. These factors may have an adverse effect on our business, results of operations and financial condition.

     Moreover, the interpretation of sales tax, libel and personal privacy laws applied to Internet commerce is uncertain and unresolved. We may be required to qualify to do business as a foreign corporation in each such state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties. Any such existing or new legislation or regulation, including state sales tax, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations and financial condition.

Research  and  Development.

     To  date,  we  have  not  undergone  any  research  and  development.

Employees.

     The  Company presently has 2 full time employees and 2 part time employees.

Reports  to  Security  Holders.

     After the effective date of this document, we will be a reporting company under the requirements of the Exchange Act and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N. W., Washington, D.C. 20549.

     Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N. W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at: http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

Item  17.  Plan  of  Operation.

     We anticipate now that our website has just become operational, we will begin to generate revenues from the sale of subscriptions to the website and though the sale of advertisements though there is no assurance that we will be successful in selling subscriptions or advertising for our website.

     We have raised $156,000 through a Regulation D, Rule 506 offering that was enacted on May 10, 2000 and ended on June 10, 2000. The offering for purchase was 1,500,000 units at a price of $0.10 per unit, each unit consisting of one share of common stock valued at $0.10 per share and, 3 warrants exercisable at $0.30 per warrant, par value $.001 per share. Additional funds for operations may be received available from the exercise of warrants associated with the aforementioned Regulation D, Rule 506 offering.

     Sixty-nine shareholders participated in the Regulation D, Rule 506 offering. Each was contacted by the Company. Each paid cash for their shares. There were no commissions paid or fees paid to any party regarding the raising the company capital via the Rule 506 offering. No shares were issued for services associated with the Rule 506 offeringThe costs associated with raising capital pursuant to the Rule 506 offering were as follows: $5,000 to Mike Makropolous, a director, and Joseph Marks, a director, for the preparation of the Company's business plan; $5,000 in consulting and $1,500 for accounting. Related parties who purchased shares are as follows::


PAUL  GRECO  FAMILY  MEMBERS

Donna  Garrambone                    Sister-in-Law
91  Plymouth  Blvd.
Smithtown,  NY  11787
(631)  361-9616

George  M.  Greco  Sr.               Paul's  Father
53  Dorcas  Ave.
Syosset,  NY  11791
(516)  921-1531

Margaret  Greco                      Sister-in-Law
2002  Midlane  South
Muttontown,  NY  11791
(516)  682-0321

Denise  Garrambone                   Wife
15  Old  Bridge  Ct.
Melville,  NY  11747
(631)  673-3331

Paul  Greco,  IRA                    Self
15  Old  Bridge  Ct.
Melville,  NY  11747
(631)  673-3331

Paul  Greco  Family  LP              Self  and  Wife
15  Old  Bridge  Ct.
Melville,  NY  11747
(631)  673-3331

Warren  Heydorn                      Brother-in-Law
1250  North  LaSalle
Apt  #1611
Chicago,  IL
(312)  642-7812

Michael  and  Sheila  Rutigliano     Cousin
53  13th  Ave.
Mineola,  NY  11501
(516)  746-1882

GEORGE  AND  MARGARET  GRECO  FAMILY  MEMBERS

George  M.  Greco  Sr.               George's  Father
53  Dorcas  Ave.
Syosset,  NY  11791
(516)  921-1531

Dr.  Dorothy  Scarpinato             Margaret's  Sister
59  Eagle  Chase
Woodbury,  NY.  11797
(516)  496-3038
(516)  681-8822  office

Estelle  Scarpinato                  Sister-in-Law
1976  Knollwood
Muttontown,  NY  11791
(516)  921-7093
(516)  922-2800  office

Michael  Sklow                       Margaret's  second  cousin
9  10th  St.
Carle  Place,  NY.  11514
(516)  334-3855

USR  Holdings  Co.                   The  Greco  Family  LLP owns  approx  30%
(Formerly  Wowstores.com)            Paul  Greco  Family  LLP owns  approx  2.5%
500  North  Broadway                 Denise  Garrambone  owns approx  1.5%
Suite  129
Jericho,  NY.  11753
(516)  937-7900

Warren  Heydorn                      Brother-in-Law
1250  North  LaSalle
Apt  #1611
Chicago,  IL
(312)  642-7812

Michael  and  Sheila  Rutigliano     Cousin
53  13th  Ave.
Mineola,  NY  11501
(516)  746-1882


     Also, we do expect to receive revenues from general operations. We are also contemplating the options of acquiring an automobile dealership and a sales distribution business for automatic screw machine parts supplies as part of the Company's business development though we presently do not have the funds to pursue these opportunities.

Business  Strategy.

     Our mission is to become a market leader in providing top quality content and information about automobile related needs from around the world. This strategy is founded on:

     Web Page Design. Designing a quality web page that is easy to use and provides maximum customer satisfaction;

     Attracting new product suppliers; Providing manufacturers a free listing, after which time we expect to charge customers a small monthly fee to retain their listing;

     Outsourcing.  Hiring  independent  contractors  to  enlist  new  business;

     Intensive  Marketing Effort.  Implementing an intensive marketing campaign.

     It is imperative to expanding and developing our business that we attract new internet shoppers to use and enlist our services. Initially, this will be done by allowing automobile producers, cooperative dealers, parts producers and warranty suppliers to be listed on our website free of charge for a limited time. Once we have established ourselves as a recognizable benefit to the companies. After an initial servicing period, we will expect to charge a small monthly fee.

     We also intend to hire independent contractors to locate and persuade automobile related services to join our service free of charge for a limited time. These independent contractors will also be responsible for contacting like companies and to enlist our services and obtaining names of clients so that we may attempt to get comments regarding the automobile industry.

     Finally, our strategy will focus on instituting an intensive marketing and promotional campaign. Management believes, that if successful, will generate a significant amount of traffic over our website. Initially, we will enter advertising agreements with on-line companies with similar target audiences. In addition, subject to adequate funding, we intend to advertise in trade journals and other magazines, and set up promotional booths at automobile shows.

Item  18.  Description  of  Property.

     Our office is presently located at 10 Cedar Swamp Rd, Glen Cove, New York 11542.

Item  19.  Certain  Relationships  and  Related  Transactions.

Certain  Relationships.

     Lawrence Genova, brother of Anthony J. Genova, Jr., the Company's President and a director, has provided and shall continue to provide, computer related services to the Company. The Company has valued said services at $5,000 and in return for said services has issued Lawrence Genova 50,000 shares of the Company's common stock.

     The Greco family relationships have been set forth here in Item 17 and Item 26.

    Related  Transactions.

     That on March 8, 2000, the Company and Sandra Allesch ("Allesch"), who owned all the rights and interest to the Internet address site (also known as the "URL address") to, "Carsunlimited.Com", entered into an agreement with the Company whereby Allesch transferred and assigned all rights and interest in the URL, Carsunlimited.com, to the Company. Allesch retained no rights whatsoever in the URL. In consideration of said assignment, the Company compensated Allesch with 100,000 shares of the Company's restricted common stock.

     That a "leak out agreement", has been entered into whereby the following shareholders have agreed that their shares which are being registered herein, shall be held by the company's transfer agent and released to them on a pro rata basis of 10% each month until the shares are exhausted:

     a.) Paul Greco Family Ltd., Partnership       735,000 shares: 73,500 shares
                                                   per  month  for  10  months;
     b.) The Greco Family Ltd., Partnership        735,000 shares: 73,500 shares
                                                   per  month  for  10  months;
     c.)  Nicholas Boscia                          50,000 shares:  5,000  shares
                                                   per  month  for  10  months.

     None  of  the  shares  listed  as   "locked-up"  under  the  aforementioned
"leak-out agreement" have been released to the shareholders.

Item  20.  Market  for  Common  Equity  and  Related  Stockholder  Matters.

Market  Information.

     Our common stock is not traded on any exchange. We plan to eventually seek listing on the Over The Counter Bulletin Board Stock Exchange ("OTCBB"), once our registration statement has cleared comments of the Securities and Exchange Commission, if ever. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

Dividends.

     We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

Item  21.  Executive  Compensation.

     Though no such agreements presently exist with stock options and cash bonuses and we have not adopted any such plan, we may award stock options and cash bonus to key employees, directors, officers and consultants under a stock option plan as bonus based on service and performance in the future. The annual salaries of executive officers based upon a December 31st fiscal year end and are listed as follows:

Name  and  Principal  Position     Year         Annual  Salary  (1)
------------------------------     ----         -------------------
Anthony  Genova                    2000             $82,000

     Through December 31, 2000, Anthony J. Genova, Jr. earned approximately $82,000 of which he received approximately $66,000 in cash and is owed approximately $15,411.

Employment  Agreements.

     We currently have no written employment agreements with any of our key officers and directors.

Item  22.  Financial  Statements.

     Statements included in this report that do not relate to present or historical conditions are "forward-looking statements." Our corporation may make future oral or written forward-looking statements which also may be included in documents other than this Report that are filed with the Commission. Forward-looking statements involve risks and uncertainties that may differ materially from actual results. Forward-looking statements in this report and elsewhere may relate to our plans, strategies, objectives, expectations, intentions and adequacy of resources.

                             CARSUNLIMITED.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

       FOR THE PERIOD FROM MARCH 7, 2000 (INCEPTION) TO DECEMBER 31, 2000

                             CARSUNLIMITED.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS


                                                                      PAGE  NO.
                                                                      ---------
INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS'  REPORT                      1

FINANCIAL  STATEMENTS
  Balance  Sheet                                                          2
  Statement  of  Operations                                               3
  Statement  of  Cash  Flows                                              4
  Statement  of  Changes  in  Stockholders'  (Deficit)                    5
  Notes  to  the  Financial  Statements                                 6-9

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT



                          Van Buren & Hauke, LLC, CPA's
                       63 Wall Street, New York, NY 10005
                            212-344-3600 (Telephone)
                            212-344-3834 (Facsimile)


To  the     Shareholders  of
CARSUNLIMITED.COM,  INC.

We have audited the accompanying balance sheet of CARSUNLIMITED.COM, INC. (A Development Stage Company) (Company) at December 31, 2000, and the related statements of operations, cash flows and changes in stockholders' equity from March 7, 2000 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Carsunlimited.com, Inc. as of December 31, 2000, and the results of its operations and cash flows for the period March 7, 2000 (inception) to December 31, 2000 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming CARSUNLIMITED.COM, INC. will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is a development stage company without a substantial, continuing source of revenue, nominal assets, and has working capital and stockholders' deficits, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



          /s/  Van  Buren  &  Hauke  LLC
          Certified  Public  Accountants
New  York,  NY
February  3,  2001



                              CARSUNLIMITED.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                DECEMBER 31, 2000


ASSETS
Cash                                                               $       1,977
Commissions receivable                                                     9,006
                                                                   -------------
-
Total Current Assets                                                      10,983
                                                                   -------------
-

Equipment and furniture, net of $565 in accumulated depreciation           9,113
Security deposits                                                          1,522
                                                                   -------------
-
Total Assets                                                       $      21,618

==============

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Account payable and accrued expenses                               $      25,908
Salaries payable - officer                                                15,411
Payable to business consultant                                            33,000
Payroll taxes payable                                                      1,017
                                                                   -------------
-
Total Current Liabilities                                                 75,336
                                                                   -------------
-

Stockholders' (Deficit):
Common stock, $0.001 par value; 50,000,000 shares authorized
   and 25,500,000 shares issued and outstanding.                          25,500
Additional paid-in capital                                               486,250
(Less) subscriptions receivable
(200)
(Deficit) accumulated during the development stage
(565,268)
                                                                   -------------
-
Total Stockholders' (Deficit)
(53,718)
                                                                   -------------
-
Total Liabilities and Stockholders' (Deficit)                      $      21,618

==============



                             CARSUNLIMITED.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
       FOR THE PERIOD FROM MARCH 7, 2000  (INCEPTION) TO DECEMBER 31, 2000


Revenues:
Sales Commissions                                              $        136,845
Interest                                                                    146
                                                               -----------------
Total Revenues                                                          136,991
                                                               -----------------

Costs and Expenses:
Salaries and related taxes                                              127,372
Consultant fees:
Directors and officers                                                  140,000
Other consultants                                                       246,588
Commissions                                                              43,797
Advertising and Internet marketing                                       37,139
Costs associated with raising capital                                    11,500
Rents                                                                    13,179
Start-up costs                                                           26,598
Office                                                                   22,026
Travel and entertainment                                                 23,006
Telephone                                                                 4,268
Insurance                                                                 5,201
Other                                                                     1,585
                                                               -----------------
Total Costs and Expenses                                                702,259
                                                               -----------------

Net (Loss)                                                     $       (565,268)
                                                               =================

Net (loss) per common share                                    $          (0.03)
                                                               =================

Weighted average common shares                                       22,258,344
                                                               =================




                                     CARSUNLIMITED.COM, INC.
                                 (A DEVELOPMENT STAGE COMPANY)
                                    STATEMENT OF CASH FLOWS
              FOR THE PERIOD FROM MARCH 7, 2000  (INCEPTION) TO DECEMBER 31,
2000



Cash Flows From Operating Activities:
Net (loss)
$   (565,268)

-------------
Adjustments to Reconcile Net (Loss) to Net Cash (Used) by Operating Activities:
Depreciation and amortization
565
Stock issued for services
317,000
(Increase) in commissions receivable
(9,006)
Increase in accounts payable and accrued expenses
25,908
Increase in salaries payable - officer
15,411
Increase in payable to business consultant
33,000
Increase in payroll taxes payable
1,017
(Increase) in security deposits
(1,522)

-------------
Net Cash (Used) by Operating Activities
(182,895)

-------------

Cash Flows From Investing Activities:
Purchase equipment
(9,678)

-------------
Cash Flows (Used) by Investing Activities
(9,678)

-------------

Cash Flows From Financing Activities:
Issue common stock for cash
194,550

-------------
Cash Flows Provided by Financing Activities
194,550

-------------

Net increase in cash
1,977

Cash at beginning of period
-

-------------

Cash at end of period
$      1,977

=============

Supplemental Cash Disclosures:
Stock issued for services
$    317,000

=============




                                         CARSUNLIMITED.COM, INC.
                                      (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIT)
                   FOR THE PERIOD FROM MARCH 7, 2000  (INCEPTION) TO DECEMBER
31, 2000




(Deficit)

Accumulated

During           Total
                                    Common      Par       Additional
Development    Stockholders'
                                    Stock      Value    Paid-in Capital
Stage         (Deficit)
                                  ----------  -------  -----------------  ------
-------  ---------------
2000 Activity:

Shares issued for cash             2,239,000  $ 2,239  $        192,511   $
-   $      194,750

Shares issued for services         3,170,000    3,170           313,830
-          317,000

Founders stock                    20,091,000   20,091           (20,091)
-                -

Net (loss)                                 -        -                 -
(565,268)        (565,268)

(Less) subscriptions receivable            -        -              (200)
-             (200)
                                  ----------  -------  -----------------  ------
-------  ---------------

Balance, December 31, 2000        25,500,000  $25,500  $        486,050   $
(565,268)  $      (53,718)
                                  ==========  =======  =================
=============  ===============


1.     NATURE  OF  OPERATIONS

CARSUNLIMITED.COM, INC. (The Company) was formed in Nevada on March 7, 2000. The Company is a development stage company with limited operations and revenues and only nominal assets. Its intended purpose is to offer users the ability to search a database that contains products and information about the Automobile
Industry, new and used car sales (classified ads), as well as automotive products such as extended warranty information and anti-theft body part marking. The Company has adopted December 31 as its year end.

As the Company develops its website, its operations are currently limited to marketing various lease products directly through automobile dealers. The Company arranges for the dealer to market the products to their automotive customers and collect the costs and fees. The Company receives commissions from the third party administrators.

The Company is a development stage company with limited operations and revenues and only nominal assets. The company's ability to commence its intended operations is based on the successful placement of 1,500,000 units at a price of $0.10 per unit, each unit consisting of 1 share of common stock valued at $0.10 per share, and, an option to purchase 3 warrants exercisable at $0.30 per warrant. The Private Placement Memorandum (PPM) is being offered without registration under the exemption from registration afforded by Section 4(2) of the Securities Act 1933, as amended.

2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     USE  OF  ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues an expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition  Sales Commissions

Sales commissions are recognized in the period in which they are earned, using the accrual basis of accounting. Sales commissions are earned as a % of the total fee charged the customer at the time of the completion of the sale for the particular type of automotive product.

     COMMISSIONS  RECEIVABLE

Commissions receivable represent the Company's commissions for sales of automotive products (extended warranties, GAP insurance and other lease products) through automobile dealers (dealers). These dealers have agreed to market the Company's automotive products directly to their customers and to collect the fees and costs. The Company is responsible for servicing the dealer and transmitting the checks to a third party administrator. No provision for uncollectibles has been recorded as the Company believes none is necessary.

     ADVERTISING  AND  INTERNET  MARKETING

In May, the Company entered into a celebrity endorsement agreement wherein the celebrity has agreed to serve as a Company spokesperson and to endorse the Company's products and services. The Company has expensed the full cost ($25,000) of the agreement. The celebrity was compensated in cash ($5,000) and the fair value ($0.10 per share or $20,000) of the stock offered to him at par value. The $25,000 has been included in advertising and Internet marketing in the statement of operations.

     EQUIPMENT  AND  FURNITURE

Equipment and furniture is stated at cost. Depreciation is recorded on a straight-line basis over the estimated useful lives of 5 years.

     WEBSITE

Website development consists of fees and costs in designing the Company's website. The cost of this development has been expensed and is included in start-up expenses. Maintenance costs will be charged to expense as incurred.

     COSTS  ASSOCIATED  WITH  RAISING  CAPITAL

The Company has recorded the fees paid to consultants, accountant, and other professionals for assistance in raising funds as a charge to the statement of operations. These fees and costs were paid primarily in common stock recorded at its fair value of $0.10 per share as determined by management.

     COMMON  STOCK

The Company offered 389,000 shares at $0.10 per share through a promissory note wherein the Company received the proceeds of the notes and in return agreed to issue the shares upon the note holder completing a subscription agreement from the PPM. Through December 31, 2000, the Company collected $38,900 in cash.

The Company intends to raise $1,500,000 by offering 1,500,000 units at a price of $0.10 per unit, each unit consisting of one share of common stock valued at $0.10 per share and an option to purchase three warrants exercisable at $0.30 per warrant. The Private Placement Offering (PPM) is being offered without registration under the Securities Act of 1933 or under the securities laws of any state. Through December 31, 2000, the Company raised $150,000 in the first round of financing and expects to have the warrants exercised at $0.30 per warrant in the coming year. The company is dependent upon maximum exercise of all option in order to raise the full $ 1,500,000.

The Company has issued 3,170,000 shares of its common stock for services and has valued all of the issuances at fair value of $0.10 per share as determined by management for a total of $317,000. Of this total, $140,000 was for the services of officers and directors, $20,000 for advertising under the celebrity endorsement agreement, and $152,000 for fees associated with raising equity and $5,000 in computer services.

     FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

Substantially all of the Company's assets and liabilities are carried at fair value or contracted amounts which approximate fair value.

     (LOSS)  PER  COMMON  SHARE

Net (loss) per common share is based on the weighted average of common shares outstanding during the period.

     INCOME  TAXES

The Company has a net operating loss (NOL) carryforward of $565,268 expiring in 2020. No tax benefit has been reported in the financial statements because the potential tax benefit of the net operating loss carryforwards are completely offset by a valuation allowance of the same amount because of the uncertainty of the Company realizing future taxable income. Deferred taxes on the differences between book and tax accounting are immaterial.

3.     GOING  CONCERN

The Company is a development stage company with limited operations, no substantial, continuing source of revenues, only nominal assets, and working capital and stockholders' deficits. The Company's intended operations will require substantial capital and until revenues are sufficient to fund ongoing operations, the Company will be highly dependent on external sources of financing. The Company has no internal sources of liquidity and does not expect to generate any positive cash flows in the immediate future. These conditions raise substantial doubt about its ability to continue as a going concern.

The Company has begun to raise $1,500,000 through a Private Placement Memorandum
(PPM) as more fully discussed under "Common Stock", the company through December 31,2000, raised $ 150,000 and expects to raise the balance or $ 1,350,000 in the coming year from the exercise of 100% of the options ($0.90 per option X's 1,500,000 units).

Although the Company believes that it can successfully complete the PPM there can be no assurance that it will do so or even if completed it will be sufficient to permit the Company to implement its intended operations.

4.     LEASES

The Company has signed a 3-year lease for office space commencing April 1, 2000 through March 31, 2003. Monthly rentals for the first year are $14,400 and $16,800 per year in the remaining 2 years. The Company expensed $ 10,800 through December 31, 2000.

The Company has operating leases for office equipment expired in 2003 and 2004. Monthly rentals are follows:


      2001       2002       2003       2004
     $5,312     $5,312     $2,408     $  198


Through  December  31,  2000,  the  Company  expensed  $  2,379.


Item  24.  Indemnification  of  Officers  and  Directors.

     In so far as indemnification by the company for liabilities arising under the Act may be permitted to directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, the company has been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of the company in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item  25.  Other  Expenses  of  Issuance  and  Distribution.

     The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling Security Holders will pay no offering expenses.

ITEM                                        EXPENSE
----                                       --------
SEC  Registration  Fee                   $     82.37
Consulting  &  Legal  Expenses           $ 17,500.00
Accounting  Fees  and  Expenses          $  9,000.00
Miscellaneous                            $  4,000.00

Total                                     $30,582.37

Item  26.  Recent  Sales  of  Unregistered  Securities.

     We have raised $156,000 through a Regulation D, Rule 506 offering that was enacted on May 10, 2000 and ended on June 10, 2000. The offering for purchase was 1,500,000 units at a price of $0.10 per unit, each unit consisting of one share of common stock valued at $0.10 per share and, 3 warrants exercisable at $0.30 per warrant, par value $.001 per share. Additional funds for operations may be available from the exercise of warrants associated with the aforementioned Regulation D, Rule 506 offering.

     Sixty-nine shareholders participated in the Regulation D, Rule 506 offering. Each was contacted by the Company. Each paid cash for their shares. There were no commissions paid or fees paid to any party regarding the raising the company capital via the Rule 506 offering. No one received shares for services associated with the Rule 506 offering. The shares being registered were issued as follows: 1,500,000 shares purchased pursuant to the Rule 506 offering; 735,000 shares to Paul Greco Family, Ltd. Partnership, 735,000 shares to The Greco Family Ltd. Partnership, 50,000 shares to Nick Boscia for consulting services; and, 100,000 shares to Sandra Allesch as set forth below.

     The Company issued 20,091,000 shares of our common stock to our founder and President, Anthony J. Genova, Jr., for his duties as the founder of the company, including his conceptualization of our business, organizational matters and development of our business plan. We issued 50,000 shares of our common stock to Lawrence Genova, brother of Anthony J. Genova, Jr., as compensation for services rendered to our corporation. On March 8, 2000, the Company compensated Sandra Allesch with 100,000 shares of the Company's restricted common stock (See"Related Transactions"). On March 23, 2000, the Company issued 389,000 shares of the Company's restricted stock at $.10 per share to accredited investors for an aggregate amount of $38,900 pursuant to Section 4(2) of the Securities Act, as amended. Those shares are not included in this offering.


PAUL  GRECO  FAMILY  MEMBERS

Donna  Garrambone                    Sister-in-Law
91  Plymouth  Blvd.
Smithtown,  NY  11787
(631)  361-9616

George  M.  Greco  Sr.               Paul's  Father
53  Dorcas  Ave.
Syosset,  NY  11791
(516)  921-1531

Margaret  Greco                      Sister-in-Law
2002  Midlane  South
Muttontown,  NY  11791
(516)  682-0321

Denise  Garrambone                   Wife
15  Old  Bridge  Ct.
Melville,  NY  11747
(631)  673-3331

Paul  Greco,  IRA                    Self
15  Old  Bridge  Ct.
Melville,  NY  11747
(631)  673-3331

Paul  Greco  Family  LP              Self  and  Wife
15  Old  Bridge  Ct.
Melville,  NY  11747
(631)  673-3331

Warren  Heydorn                      Brother-in-Law
1250  North  LaSalle
Apt  #1611
Chicago,  IL
(312)  642-7812

Michael  and  Sheila  Rutigliano     Cousin
53  13th  Ave.
Mineola,  NY  11501
(516)  746-1882

GEORGE  AND  MARGARET  GRECO  FAMILY  MEMBERS

George  M.  Greco  Sr.               George's  Father
53  Dorcas  Ave.
Syosset,  NY  11791
(516)  921-1531

Dr.  Dorothy  Scarpinato             Margaret's  Sister
59  Eagle  Chase
Woodbury,  NY.  11797
(516)  496-3038
(516)  681-8822  office

Estelle  Scarpinato                  Sister-in-Law
1976  Knollwood
Muttontown,  NY  11791
(516)  921-7093
(516)  922-2800  office

Michael  Sklow                       Margaret's  second  cousin
9  10th  St.
Carle  Place,  NY.  11514
(516)  334-3855

USR  Holdings  Co.                   The  Greco  Family  LLP owns  approx  30%
(Formerly  Wowstores.com)            Paul  Greco  Family  LLP owns  approx  2.5%
500  North  Broadway                 Denise  Garrambone  owns approx  1.5%
Suite  129
Jericho,  NY.  11753
(516)  937-7900

Warren  Heydorn                      Brother-in-Law
1250  North  LaSalle
Apt  #1611
Chicago,  IL
(312)  642-7812

Michael  and  Sheila  Rutigliano     Cousin
53  13th  Ave.
Mineola,  NY  11501
(516)  746-1882

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Jericho, State of New York on April 11, 2001.



     CARSUNLIMITED.COM,  INC.
     By:/s/  Anthony  J.  Genova,  Jr.
     /s/______________________
     Anthony  J.  Genova,  Jr.,
     President,  CEO  &  Director


     In accordance with the requirements of the Securities act of 1933, this registration statement was signed by the following persons in their respective capacities and on the dates stated:



     /s/_____________________
     By:  Anthony  J.  Genova,  Jr.,
     President,  CEO  &  Director

     /s/______________________
     By:  William  Quinn,  Secretary,
     Treasurer  &  Director

     /s/______________________
     By:  Joseph  Marks,  Vice-President
     &  Director

     /s/______________________
     By:  Michael  Makrapolous,  Director

     /s/______________________
     By:  Lawrence  Genova,  Director